Exhibit 10.3
[WMS INDUSTRIES INC. LETTERHEAD]

August 9, 2005

Mr. Scott D. Schweinfurth
c/o WMS Industries Inc.
800 South Northpoint Blvd.
Waukegan, IL 60085

Dear Scott:

In accordance with your employment agreement (“Employment Agreement”) with WMS Industries Inc. (the “Corporation”), dated February 14, 2005, you had the opportunity to earn an annual bonus for the Corporation’s fiscal year ended June 30, 2005 pursuant to the Corporation’s annual performance based bonus program (“Bonus Program”) established by the Compensation Committee of the Board of Directors of the Corporation. You have informed us that, effective June 30, 2005, you rescind your right to receive any bonus payment for the Corporation’s fiscal year ended June 30, 2005 pursuant to your Employment Agreement and the Bonus Program.

If the foregoing is in accordance with your agreement and understanding, please sign a copy of this letter below under the words “Accepted and Agreed to” and return it to the undersigned.

Very truly yours,

WMS Industries Inc.

 /s/ Brian R. Gamache

Brian R. Gamache
President & Chief Executive Officer

Accepted and Agreed to:

 /s/ Scott D. Schweinfurth

Scott D. Schweinfurth